Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Second Quarter 2018 Operating Results

Three Month Results

•	Net revenue increased 5.7% to $419.8 million

•	Net income was $100.4 million

•	Adjusted EBITDA increased 7.6% to $195.8 million

    Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 3.4%

•	Acquisition-adjusted EBITDA increased 5.4%

Baton Rouge, LA – August 8, 2018—Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2018.

“We are very pleased by our revenue growth in the second quarter, which demonstrates that outdoor advertising remains a core communications platform for top businesses,” said Chief Executive Sean Reilly. “Our sales pacings for the third quarter are similarly encouraging; therefore, we are increasing the range for full year AFFO per share guidance in the revised guidance section of this press release.”

Second Quarter Highlights

•	Same unit digital revenue increased 6.3%

•	Consolidated acquisition-adjusted expenses increased 1.7%

•	AFFO increased 10.2%

•	Diluted AFFO per share increased 9.4%

Second Quarter Results

Lamar reported net revenues of $419.8 million for the second quarter of 2018 versus $397.1 million for the second quarter of 2017, a 5.7% increase. Operating income for the second quarter of 2018 increased $7.5 million to $135.7 million as compared to $128.2 million for the same period in 2017. Lamar recognized net income of $100.4 million for the second quarter of 2018 compared to net income of $92.4 million for same period in 2017. Net income per diluted share was $1.02 and $0.94 for the three months ended June 30, 2018 and 2017, respectively.

Adjusted EBITDA for the second quarter of 2018 was $195.8 million versus $181.9 million for the second quarter of 2017, an increase of 7.6%.

Cash flow provided by operating activities was $175.0 million for the three months ended June 30, 2018, an increase of $14.8 million as compared to the same period in 2017. Free cash flow for the second quarter of 2018 was $132.9 million as compared to $119.2 million for the same period in 2017, an 11.5% increase.

For the second quarter of 2018, Funds From Operations, or FFO, was $150.9 million versus $140.9 million for the same period in 2017, an increase of 7.1%. Adjusted Funds From Operations, or AFFO, for the second quarter of 2018 was $150.5 million compared to $136.5 million for the same period in 2017, an increase of 10.2%. Diluted AFFO per share increased 9.4% to $1.52 for the three months ended June 30, 2018 as compared to $1.39 for the same period in 2017.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the second quarter of 2018 increased 3.4% over Acquisition-adjusted net revenue for the second quarter of 2017. Acquisition-adjusted EBITDA for the second quarter of 2018 increased 5.4% as compared to Acquisition-adjusted EBITDA for the second quarter of 2017. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2017 period for acquisitions and divestitures for the same time frame as actually owned in the 2018 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Six Months Results

Lamar reported net revenues of $780.8 million for the six months ended June 30, 2018 versus $743.4 million for the same period in 2017, a 5.0% increase. Operating income for the six months ended June 30, 2018 was $201.6 million as compared to $203.6 million for the same period in 2017. Lamar recognized net income of $115.5 million for the six months ended June 30, 2018 as compared to net income of $134.2 million for the same period in 2017. Net income per diluted share decreased to $1.17 for the six months ended June 30, 2018 as compared to $1.36 for the same period in 2017. In addition, Adjusted EBITDA for the six months ended June 30, 2018 was $334.7 million versus $310.2 million for the same period in 2017, a 7.9% increase.

Cash flow provided by operating activities increased to $215.8 million for the six months ended June 30, 2018, as compared to $194.8 million in the same period in 2017. Free cash flow for the six months ended June 30, 2018 increased 9.6% to $214.3 million as compared to $195.5 million for the same period in 2017.

For the six months ended June 30, 2018, FFO was $229.6 million versus $230.6 million for the same period in 2017, a 0.4% decrease. AFFO for the six months ended June 30, 2018 was $246.9 million compared to $223.0 million for the same period in 2017, a 10.7% increase. Diluted AFFO per share increased to $2.50 for the six months ended June 30, 2018, as compared to $2.27 in the same period in 2017, an increase of 10.1%.

Liquidity

As of June 30, 2018, Lamar had $338.6 million in total liquidity that consisted of $319.0 million available for borrowing under its revolving senior credit facility and approximately $19.6 million in cash and cash equivalents.

Revised Guidance

The Company is revising its 2018 full year guidance for AFFO and Earnings per share. Lamar expects Diluted AFFO per share for 2018 to be between $5.30 and $5.40, as compared to our previous guidance range of $5.15 and $5.30. In addition, Earnings per diluted share is expected to be between $2.94 and $3.04, as compared to our previous guidance range of $2.96 to $3.11. The revised Earnings per diluted share guidance includes losses of approximately $0.08 per share for the divestiture of our Puerto Rico operations, which were not previously projected in our original guidance. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures”, for a reconciliation to GAAP.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•

Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash portion of tax provision; (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, August 8, 2018 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call
All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	18730879 Available through Wednesday, August 15, 2018 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com Available through Wednesday, August 15, 2018 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow Director of Investor Relations (225) 926-1000 bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 348,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,900 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net revenues	$419,800	$397,078	$780,826	$743,440

Operating expenses (income)
Direct advertising expenses	140,784	135,075	279,077	266,919
General and administrative expenses	67,435	63,723	135,520	133,572
Corporate expenses	15,791	16,363	31,504	32,700
Stock-based compensation	6,607	2,565	14,121	5,043
Depreciation and amortization	55,322	51,782	112,162	103,207
(Gain) loss on disposition of assets	(1,843)	(607)	6,858	(1,643)

	284,096	268,901	579,242	539,798

Operating income	135,704	128,177	201,584	203,642
Other (income) expense
Loss on extinguishment of debt	—	71	15,429	71
Interest income	(132)	—	(156)	(4)
Interest expense	31,892	31,979	65,471	63,462

	31,760	32,050	80,744	63,529

Income before income tax expense	103,944	96,127	120,840	140,113
Income tax expense	3,513	3,733	5,357	5,932

Net income	100,431	92,394	115,483	134,181
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$100,340	$92,303	$115,301	$133,999

Earnings per share:
Basic earnings per share	$1.02	$0.94	$1.17	$1.37

Diluted earnings per share	$1.02	$0.94	$1.17	$1.36

Weighted average common shares outstanding:
- basic - diluted	98,532,110 98,834,588	97,941,766 98,442,860	98,417,467 98,725,475	97,759,636 98,276,283
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$195,790	$181,917	$334,725	$310,249
Interest, net	(30,554)	(30,704)	(62,867)	(60,835)
Current tax expense	(2,989)	(3,348)	(4,920)	(5,902)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(29,221)	(28,600)	(52,473)	(47,836)

Free Cash Flow	$132,935	$119,174	$214,283	$195,494

OTHER DATA (continued):

	June 30, 2018	December 31, 2017
Selected Balance Sheet Data:
Cash and cash equivalents	$19,588	$115,471
Working capital	$123,654	$94,525
Total assets	$4,119,970	$4,214,345
Total debt, net of deferred financing costs (including current maturities)	$2,564,900	$2,556,690
Total stockholders’ equity	$1,073,520	$1,103,493

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Selected Cash Flow Data:
Cash flows provided by operating activities	$175,012	$160,257	$215,784	$194,753
Cash flows used in investing activities	$32,569	$37,941	$61,422	$73,360
Cash flows used in financing activities	$132,515	$111,665	$249,562	$114,837

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$175,012	$160,257	$215,784	$194,753
Changes in operating assets and liabilities	(11,031)	(10,424)	55,094	52,155
Total capital expenditures	(29,221)	(28,600)	(52,473)	(47,836)
Preferred stock dividends	(91)	(91)	(182)	(182)
Other	(1,734)	(1,968)	(3,940)	(3,396)

Free cash flow	$132,935	$119,174	$214,283	$195,494

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$100,431	$92,394	$115,483	$134,181
Loss on extinguishment of debt	—	71	15,429	71
Interest income	(132)	—	(156)	(4)
Interest expense	31,892	31,979	65,471	63,462
Income tax expense	3,513	3,733	5,357	5,932

Operating Income	135,704	128,177	201,584	203,642
Stock-based compensation	6,607	2,565	14,121	5,043
Depreciation and amortization	55,322	51,782	112,162	103,207
(Gain) loss on disposition of assets	(1,843)	(607)	6,858	(1,643)

Adjusted EBITDA	$195,790	$181,917	$334,725	$310,249

Capital expenditure detail by category:
Billboards—traditional	$8,420	$7,260	$15,207	$13,539
Billboards—digital	11,815	13,376	20,117	20,963
Logo	2,653	2,110	5,105	3,911
Transit	368	65	740	288
Land and buildings	2,598	3,132	6,029	4,514
Operating equipment	3,367	2,657	5,275	4,621

Total capital expenditures	$29,221	$28,600	$52,473	$47,836

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,
	2018	2017	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$419,800	$397,078	5.7%
Acquisitions and divestitures	—	9,010

Acquisition-adjusted net revenue	$419,800	$406,088	3.4%
Reported direct advertising and G&A expenses	$208,219	$198,798	4.7%
Acquisitions and divestitures	—	5,111

Acquisition-adjusted direct advertising and G&A expenses	$208,219	$203,909	2.1%
Outdoor operating income	$211,581	$198,280	6.7%
Acquisitions and divestitures	—	3,899

Acquisition-adjusted outdoor operating income	$211,581	$202,179	4.7%
Reported corporate expenses	$15,791	$16,363	(3.5)%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$15,791	$16,363	(3.5)%
Adjusted EBITDA	$195,790	$181,917	7.6%
Acquisitions and divestitures	—	3,899

Acquisition-adjusted EBITDA	$195,790	$185,816	5.4%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2017 for acquisitions and divestitures for the same time frame as actually owned in 2018.

	Three months ended June 30,
	2018	2017
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$100,431	$92,394
Interest expense, net	31,760	31,979
Income tax expense	3,513	3,733
Loss on extinguishment of debt	—	71

Operating Income	135,704	128,177
Corporate expenses	15,791	16,363
Stock-based compensation	6,607	2,565
Depreciation and amortization	55,322	51,782
Gain on disposition of assets	(1,843)	(607)

Outdoor Operating Income	$211,581	$198,280

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$100,431	$92,394	$115,483	$134,181
Depreciation and amortization related to real estate	52,184	48,865	105,909	97,386
(Gain) loss from disposition of real estate assets and investments (tax effected)	(1,848)	(568)	7,845	(1,407)
Adjustment for unconsolidated affiliates and non-controlling interest	147	213	342	390

Funds From Operations	$150,914	$140,904	$229,579	$230,550

Straight-line income	(680)	(58)	(957)	(95)
Stock-based compensation expense	6,607	2,565	14,121	5,043
Non-cash portion of tax provision	581	385	(441)	30
Non-real estate related depreciation and amortization	3,138	2,917	6,253	5,821
Amortization of deferred financing costs	1,206	1,275	2,448	2,623
Loss on extinguishment of debt	—	71	15,429	71
Capitalized expenditures—maintenance	(11,080)	(11,300)	(19,205)	(20,678)
Adjustment for unconsolidated affiliates and non-controlling interest	(147)	(213)	(342)	(390)

Adjusted Funds From Operations	$150,539	$136,546	$246,885	$222,975

Divided by weighted average diluted common shares outstanding	98,834,588	98,442,860	98,725,475	98,276,283

Diluted AFFO per share	$1.52	$1.39	$2.50	$2.27

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2018 Adjusted Funds From Operations

	Year ended December 31, 2018
	Low	High
Net income	$290,850	$300,850
Depreciation and amortization related to real estate	211,000	211,000
Loss from disposal of real estate assets and investments	6,000	6,000
Adjustment for unconsolidated affiliates and non-controlling interest	900	900

Funds From Operations	$508,750	$518,750

Straight-line income	(1,500)	(1,500)
Stock-based compensation expense	30,150	30,150
Non-cash portion of tax provision	(1,000)	(1,000)
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	5,000	5,000
Loss on extinguishment of debt	15,500	15,500
Capitalized expenditures—maintenance	(44,000)	(44,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(900)	(900)

Adjusted Funds From Operations	$524,000	$534,000

Weighted average diluted common shares outstanding	98,900,000	98,900,000

Diluted earnings per share	$2.94	$3.04

Diluted AFFO per share	$5.30	$5.40

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of August 2018. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.